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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Amendment No. 12 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 10, 1996, relating to the financial statements and financial highlights of Van Kampen American Capital Government Target Fund which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under Item 16(h) in such Statement of Additional Information.



/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP

Houston, Texas


December 26, 1996